                                                                     Exhibit 4.5

     THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. IT MAY NOT BE SOLD,
        TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND APPLICABLE LAWS, OR UNLESS THE COMPANY HAS
      RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE
        COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

      TRANSFER OF THIS WARRANT IS NOT VALID EXCEPT TO THE EXTENT THAT SUCH
       TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE PROVISIONS REGARDING
                           TRANSFER CONTAINED HEREIN.



                                 TIMELINE, INC.

                          COMMON STOCK PURCHASE WARRANT

Warrant Number Infinium 1                      Maximum Number of Shares: 300,000


        This Warrant is issued to Infinium Software, Inc., a Massachusetts corporation (the "Holder") by Timeline, Inc., a Washington corporation (the "Company").

        For value received and subject to the terms and conditions hereinafter set forth, the Holder of this Warrant is entitled upon exercise in accordance with Section 3 hereof to purchase from the Company up to 300,000 fully paid and non-assessable shares of common stock, $.01 par value (the "Common Stock"), of the Company, at the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as set forth below.

        1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the date of this Warrant and ending at 5:00 p.m., Pacific standard time, on the second anniversary of the date of this Warrant. This Warrant shall be void thereafter.

        2. Exercise Price. The Exercise Price at which this Warrant may be exercised shall be $1.00 per share of Common Stock, as adjusted from time to time pursuant to Section 5 hereof.

        3. Exercise of Warrant.

               (a) The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, but not for less than 10,000 shares at a time (or such lesser number of shares which may then constitute the maximum number purchasable; such number being subject to adjustment as provided in Section 5 below), at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), accompanied by payment (in the form specified in the Notice of Exercise) of the purchase price of the shares to be purchased (i) by cash, money order, certified or bank cashier's check, or wire transfer, (ii) by surrender to the Company of shares of Common Stock of the Company having an aggregate Fair Market Value equal to the aggregate Exercise Price, (iii) by reducing the number of shares of Common Stock issuable upon exercise by the number of shares of Common Stock having an aggregate Fair Market Value equal to the aggregate Exercise Price of the Warrant or portion thereof being exercised, or (iv) by a combination of (i) through
(iii) above.

               (b) For purposes of this Section 3, the Fair Market Value of a share of Common Stock at any date shall be deemed to be (i) if the shares of Common Stock are traded in the over-the-counter market and not on any national securities exchange and not in the NASDAQ National Market System or NASDAQ Small Cap System, the average of the closing bid and asked prices per share, as reported by The National Quotation Bureau, Inc. or an equivalent generally accepted reporting service, for the twenty (20) consecutive trading days immediately preceding the date for which the determination of Fair Market Value is to be made; (ii) if the shares of Common Stock are traded on a national securities exchange or in the NASDAQ National Market System or NASDAQ Small Cap System, the average daily per share closing price on the principal national securities exchange on which they are so listed or in the NASDAQ National Market System or NASDAQ Small Cap System, as the case may be, for the twenty (20) consecutive trading days immediately preceding the date for which the determination of Fair Market Value is to be made; or (iii) if the Common Stock is no longer traded on the Nasdaq National Market System, NASDAQ Small Cap System or other stock exchange or in the over-the-counter market on the relevant date, then the Fair Market Value as of such date shall be determined by an appraiser mutually agreed upon by the Holder and the Company (the cost of which shall be borne by the Company).

               (c) This Warrant shall be deemed to have been exercised immediately before the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) business days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the remaining number of shares for which this Warrant may then be exercised.

        4. Reservation of Stock. The Company covenants that it will at all times reserve and keep available a number of its authorized but unissued or treasury shares of its Common Stock, free from all preemptive rights therein, which will be sufficient to permit the exercise of this Warrant. The Company further covenants that such Common Stock as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

        5. Adjustments. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

               (a) Reclassification, Merger, Sale of Assets, etc. In case of any reclassification, capital reorganization, or change of the outstanding Common Stock of the Company (other than as a result of a subdivision, combination or stock dividend), or in case of any consolidation of the Company with, or merger of the Company into, another company or other business organization (other than a consolidation or merger in which the holders of the outstanding voting stock of the Company immediately before the consummation of such transaction shall, immediately after such transaction, hold, as a group, at least a majority of the voting securities of the surviving or successor entity), or in case of any sale or conveyance to another company or other business organization of the property of the Company, as an entirety or substantially as an entirety, at any time before the expiration of this Warrant, then, as a condition of such reclassification, reorganization, change, consolidation, merger, sale or conveyance, lawful provision shall be made and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder of this Warrant, so that the Holder of this Warrant shall have the right before the expiration of this Warrant to purchase, at a total price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of the Company which might have been purchased by the Holder of this Warrant immediately before such reclassification, reorganization, change, consolidation, merger, sale or conveyance, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder of this Warrant to the end that the provisions hereof shall thereafter be applicable in relation to any shares of stock, and other securities and property thereafter deliverable upon exercise hereof.

               (b) Split, Subdivision or Combination of Shares. If the Company shall at any time before the expiration of this Warrant subdivide its outstanding Common Stock, by split-up or otherwise, or combine its outstanding Common Stock, or issue additional shares of its capital stock in payment of a stock dividend in respect of its Common Stock, the number of shares issuable on the exercise of the unexercised portion of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Exercise Price then applicable to shares covered by the unexercised portion of this Warrant shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

               (c) Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion thereof, remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall receive, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the record date of such dividend, giving effect to all adjustments called for during such period by the provisions of this Section 5.

               (d) No Impairment. The Company will not, by amendment of its Articles of Organization or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

               (e) Capitalization. On the date of this Warrant, there are 3,130,610 shares of Common Stock, par value $.01 per share, issued and outstanding, and no shares of preferred stock issued and outstanding.

        Except for (a) outstanding options as of the date hereof to purchase 631,064 shares of Common Stock granted to employees pursuant to the Company's stock option plan(s), and (b) outstanding warrants as of the date hereof to purchase 1,071,125 shares of Common Stock at a price of $6.25 per share, there are not outstanding any options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. In addition to the aforementioned options, the Company has reserved an additional 184,000 shares of its Common Stock for purchase upon exercise of options to be granted in the future under the Company's stock option plan(s).

        6. No Fractional Shares. In no event shall any fractional share of Common Stock of the Company be issued upon any exercise of this Warrant. If, upon exercise of this Warrant as an entirety, the Holder would, except as provided in this Section 6, be entitled to receive a fractional share of Common Stock, then the Company shall issue a full share with respect to such fractional share.

        7. Replacement of Warrant. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company may issue a new warrant of like tenor and denomination and deliver the same (a) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (b) in lieu of any Warrant lost, stolen, or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft, or destruction) and of indemnity satisfactory to the Company.

        8. Rights of Stockholders. Except as provided in Sections 5 and 12 hereof above, this Warrant shall not entitle its Holder to any of the rights of a stockholder of the Company.

        9. Transfer of Warrant.

               (a) Warrant Register. The Company will maintain a register (the "Warrant Register") containing the name and address of the Holder of this Warrant. The Holder of this Warrant may change its address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be given by registered mail, or delivered to such Holder at its address as shown on the Warrant Register.

               (b) Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 9(a) above, issuing the Common Stock issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange or replacement, as the case may be, shall be made at the office of such agent.

               (c) Transferability of Warrant. This Warrant may be transferred or assigned in whole or in part by the Holder either to an affiliate (as that term is defined in the Securities Act of 1933, as amended (the "Securities Act") of the Holder or if the Holder has complied with the terms and conditions of (i) this Warrant and (ii) all applicable federal and state securities laws. Such compliance shall include, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company. Subject to the provisions of this Warrant with respect to compliance with the Securities Act, title to this Warrant may be transferred by endorsement (by the Holder executing the Form of Assignment annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery. The transferees of this Warrant shall be deemed the Holder or Holders thereof for all purposes of this Warrant.

               (d) Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Form of Assignment and subject to the provisions of this Warrant with respect to compliance with the Securities Act and with the limitations on assignments and transfers contained in this
Section 9, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

               (e) Compliance with Securities Laws.

                      (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

                      (ii) This Warrant and all shares of Common Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

   THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
     AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. IT MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED
   UNDER SUCH ACT AND APPLICABLE LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS
                COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.


10.     Registration Rights.

        (a) Certain Definitions. As used in this Section 10, the following terms shall have the following respective meanings:

               "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

               "Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of shares of Common Stock (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation, or any registration statement that does not permit secondary sales).

               "Registration Expenses" means the expenses described in Section 10(e) hereof.

               "Registrable Stock" means (i) the shares of Common Stock issuable upon exercise of this Warrant and (ii) any other shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are shares of Registrable Stock shall cease to be shares of Registrable Stock (A) upon any sale pursuant to a Registration Statement, Section 4(1) of the Securities Act or Rule 144 under the Securities Act or (B) at such time as they are eligible for sale pursuant to Rule 144(k) under the Securities Act.

        (b)     Required Registrations.

               (i) At any time that the Company is eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), the Holder may request the Company, in writing, to effect the registration on Form S-3 (or such successor form), of the Registrable Stock owned by the Holder having an aggregate offering price of at least $250,000 (based on the then current Fair Market Value, determined in accordance with Section 3(a) hereof); provided that if the underwriter (if any) managing the offering determines that, because of marketing factors, all of the such shares of Registrable Stock requested to be registered by the Holder and all other holders with contractual registration rights may not be included in the offering, then the Holder and all other holders of securities entitled by contract to include them in such Form S-3 Registration Statement shall participate in the registration pro rata based upon the number of shares of Registrable Stock or other securities which they have requested to be so registered (on an as-converted to shares of Common Stock basis). Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration on Form S-3 (or such successor form) of all shares of Registrable Stock or other securities which the Company has been requested to so register.

               (ii) The Company shall be required to effect up to two registrations pursuant to Section 10(b)(i) above; provided, however, that (i) a registration shall not count as one of the two permitted registrations if less than one-quarter of the shares of Registrable Stock requested to be included in such registration are included and (ii) the Company shall not be required to effect any registration within nine months after the effective date of any other Registration Statement of the Company pursuant to Section 10(b)(i) or that permits inclusion of shares of Registrable Stock pursuant to Section 10(c) of this Warrant.

               (iii) If at the time of any request to register shares of Registrable Stock pursuant to this Section 10(b), the Company is engaged or has fixed plans to engage within 90 days of the time of the request in a registered public offering as to which the Holder may include shares of Registrable Stock pursuant to Section 10(c), or is engaged in any other activity which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of four months from the date of receipt of the request by the Holder pursuant to this Section 10(b), such right to delay a request to be exercised by the Company not more than once in any twelve-month period.

        (c)     Incidental Registration.

               (i) Whenever the Company proposes to file a Registration Statement (other than pursuant to Section 10(b)) at any time and from time to time, it will, prior to such filing, give written notice to the Holder of its intention to do so and, upon the written request of the Holder given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such shares of Registrable Stock), the Company shall use its best efforts to cause all shares of Registrable Stock which the Company has been requested by the Holder to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of the Holder; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 10(c) without obligation to the Holder.

               (ii) In connection with any registration under this Section 10(c) involving an underwriting, the Company shall not be required to include any shares of Registrable Stock in such registration unless the Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it pursuant to an underwriting agreement in customary form among the Company, the Holder and the representative of such underwriters. If in the prior written opinion of the managing underwriter it is appropriate because of marketing factors to limit the number of shares of Common Stock to be included in the offering, then the Company shall be required to include in the registration only that number of shares of Registrable Stock, if any, which the managing underwriter believes will not jeopardize the success of the offering by the Company. The number of shares that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account. Thereafter, if the number of shares of Registrable Stock and shares of Common Stock held by other holders with contractual registration rights to be included in the offering in accordance with the foregoing is less than the total number of shares which the Holder and other holders with contractual registration rights have requested to be included, then the Holder and other holders of securities by contract entitled to include them in such registration shall participate in the registration pro rata based upon their total ownership of shares of Common Stock (giving effect to the conversion into shares of Common Stock of all securities convertible thereunto). If any holder would thus be entitled to include more securities than such holder requested to be registered, the excess shall be allocated among other requesting holders pro rata in the manner described in the preceding sentence.

        (d) Registration Procedures. If and whenever the Company is required by the provisions of this Warrant to use its best efforts to effect the registration of any of the shares of Registrable Stock under the Securities Act, the Company shall:

               (i) file with the Commission a Registration Statement with respect to such shares of Registrable Stock and use its best efforts to cause that Registration Statement to become and remain effective;

               (ii) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective, in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it and, in the case of any other offering, until the earlier of the sale of all shares of Registrable Stock covered thereby or 120 days after the effective date thereof (subject to extension by the aggregate amount of any Black Out Periods (defined in subsection 10(d)(v) below);

               (iii) as expeditiously as possible furnish to the Holder, counsel to the Holder and the managing underwriter such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, including any amendment of or supplement to the prospectus, as the Holder, counsel to the Holder or the managing underwriter may reasonably request in order to facilitate the public sale or other disposition of the shares of Registrable Stock; and

               (iv) as expeditiously as possible use its best efforts to register or qualify the shares of Registrable Stock covered by the Registration Statement under the securities or Blue Sky laws of such states as the Holder shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Holder to consummate the public sale or other disposition in such states of the shares of Registrable Stock owned by the Holder; provided, however, that the Company shall not be required in connection with this paragraph (d) to qualify to do business or execute a general consent to service of process in any jurisdiction.

               (v) if the shares of Common Stock are covered by a Form S-3 Registration Statement, notify the Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which the prospectus is used (a "Fundamental Change") and, at the request of the Holder, promptly prepare and furnish to the Holder and each underwriter, if any, a reasonable number of copies of a supplement to such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that if the Company receives an opinion of its counsel that the event in question constitutes a Fundamental Change and the Company notifies the Holder that it wishes to defer disclosure of the Fundamental Change and distribution of any related supplements to or stickers of the prospectus and/or filing of post-effective amendments to the Registration Statement, the Company shall be entitled to defer such disclosure, filing and/or supplements to or stickering of the prospectus for a period of up to 60 days and, in the case of a Fundamental Change which in the opinion of its counsel would require a post-effective amendment to the registration statement, shall use its best efforts to have the post-effective amendment declared effective by the Commission as soon as practicably possible thereafter (such period of time, a "Black Out Period"). The Holder may not sell any shares of Registrable

Stock during a Black Out Period. The Registration Statement effectiveness period set forth in subsection 10(d)(ii) above shall be extended by the aggregate amount of all Black Out Periods.

        If the Company has delivered preliminary or final prospectuses to the Holder and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Holder and, if requested, the Holder shall immediately cease making offers of shares of Registrable Stock and return all prospectuses to the Company. The Company shall promptly provide the Holder with revised prospectuses and, following receipt of the revised prospectuses, the Holder shall be free to resume making offers of the shares of Registrable Stock.

        (e) Allocation of Expenses. The Company will pay all Registration Expenses of one registration under Section 10(b) of this Warrant and all Registration Expenses of all registrations under Section 10(c) of this Warrant; provided, however, that if a registration under Section 10(b) is withdrawn at the request of the Holder (other than as a result of information concerning the business or financial condition of the Company which is made known to the Holder after the date on which such registration was requested) and if the Holder elects not to have such registration counted as a registration requested under
Section 10(b), the Holder and such other person selling securities thereunder shall pay the Registration Expenses of such registration pro rata in accordance with the number of shares of Registrable Stock or other securities (all on an as-converted to Common Stock basis) included in such registration. For purposes of this Section 10(e), the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Section 10, including, without limitation, all registration and filing fees, fees of the National Association of Securities Dealers, Inc., exchange or Nasdaq National Market listing fees, printing expenses, fees and expenses of counsel for the Company, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of Holder's own counsel.

        (f) Indemnification and Contribution.

               (i) In the event of any registration of any of the shares of Registrable Stock under the Securities Act pursuant to this Warrant, the Company will indemnify and hold harmless, to the full extent permitted by law, the Holder, each underwriter of such shares of Registrable Stock, and each other person, if any, who controls the Holder or such underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Holder, such underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such shares of Registrable Stock were registered under the Securities Act, including all documents incorporated therein by reference, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and the Company will reimburse the Holder, such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of the Holder, underwriter or controlling person specifically for use in the preparation thereof and (ii) such indemnity with respect to any preliminary prospectus shall not inure to the benefit of any seller from whom the person asserting any such loss, claim, damage or liability purchased stock if such person did not receive a copy of the final prospectus at or prior to the confirmation of the sale of such stock to such person in any case where such delivery is required by the Securities Act and the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the final prospectus unless such failure to deliver the final prospectus was a result of the failure of the Company to furnish copies of the final prospectus for delivery.

               (ii) In the event of any registration of any of the shares of Registrable Stock under the Securities Act pursuant to this Warrant, the Holder will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such shares of Registrable Stock or other securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, if the statement or omission was made in reliance upon and in conformity with information relating to the Holder furnished in writing to the Company by or on behalf of the Holder specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement and the Holder will reimburse the Company for any legal or any other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the obligations of the Holder hereunder shall be limited to an amount equal to the proceeds to the Holder from the shares of Registrable Stock sold in connection with such registration, (ii) such indemnity with respect to any preliminary prospectus shall not inure to the benefit of the Company, if the person asserting any such loss, claim, damage or liability did not receive a copy of the final prospectus at or prior to the confirmation of the sale of such stock to such person in any case where such delivery is required by the Securities Act and the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the final prospectus if such failure to deliver the final prospectus was a result of the failure of the Company to furnish copies of the final prospectus for delivery, and (iii) the Holder shall not be obligated to provide indemnity hereunder to the extent that damages result from the failure of the Company to promptly amend or supplement any Registration Statement or prospectus on the basis of supplemental information provided to the Company in writing by the Holder (provided that such supplemental information constitutes new facts or information relative to the Holder and not a correction or completion of statements that were inaccurate or incomplete when originally provided by the Holder to the Company).

               (iii) Each party entitled to indemnification under this Section 10(f) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 10(f). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

               (iv) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) the Holder or any controlling person thereof, makes a claim for indemnification pursuant to this Section 10(f) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 10(f) provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Holder or any such controlling person in circumstances for which indemnification is provided under this Section 10(f); then, in each such case, the Company, the Holder and all other persons who have sold securities pursuant to such Registration Statement will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportions so the Holder is responsible for the portion represented by the percentage that the public offering price of its shares of Registrable Stock offered by the Registration Statement bears to the public offering price of all securities offered by such Registration Statement, and the Company and the other selling stockholders are responsible for the remaining portion; provided, however, that, in any such case, (A) in no event will the Holder be required to contribute any amount in excess of the proceeds to it of all shares of Registrable Stock sold by it pursuant to such Registration Statement, and (B) no person or entity guilty of fraudulent misrepresentation, within the meaning of
Section 11 of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

        (g) Indemnification with Respect to Underwritten Offering. In the event that shares of Registrable Stock are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 10(b), the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

        (h) Information by Holder. The Holder shall furnish to the Company such information regarding the Holder and the distribution proposed by the Holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Warrant.

        (i) Survival of Terms. The provisions of this Section 10 shall survive the exercise of this Warrant in whole or in part and shall inure to the benefit of any successor Holder(s) of this Warrant by virtue of Section 9 hereof.

        11. Certificate of Adjustment. Whenever the Exercise Price or the number of shares of Common Stock purchasable hereunder is adjusted, as herein provided, the Company shall promptly deliver to the Holder of this Warrant a certificate setting forth the Exercise Price and number of shares of Common Stock purchasable hereunder after such adjustment and setting forth a brief statement of the facts requiring such adjustment, as certified by the Company's chief financial officer.

        12. Notice of Dividend or Distribution.

               (a) If at any time before the expiration or exercise of this
Warrant:

                      (i) the Company shall take a record of the Holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

                      (ii) there shall occur any capital reorganization of the Company, any reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

                      (iii) there shall occur any voluntary dissolution, liquidation or winding-up of the Company,

then, in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 days prior to the date therein specified.

               (b) All such notices, advices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing.

               (c) Failure to give such notice, or any defect therein, shall not affect the legality or validity of any dividend, distribution, recapitalization, reorganization or liquidation.

        13. Governing Law. The provisions and terms of this Warrant shall be construed in accordance with the laws of the State of Washington.


        IN WITNESS WHEREOF, the Company has caused this Warrant to be executed under seal this 9th day of February, 1998.


                                 TIMELINE, INC.


                                 By: _______________________________
                                 Name: ____________________________
                                 Title: _____________________________
                                 Address:      3055 112th Avenue NE
                                               Suite 106
                                               Bellevue, WA 98004

                           Notice of Warrant Exercise

                                                       Date ____________________

Timeline, Inc.
3055 112th Avenue NE
Suite 106
Bellevue, WA 98004



        (1) The undersigned hereby elects to purchase ________ shares of Common Stock of Timeline, Inc. pursuant to the provisions of Section 3 of the attached Warrant, and tenders herewith payment of the Exercise Price for such shares in accordance with Section 3(a) of such Warrant, as follows:______________________
_______________________________________________________________________________

        (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party (other than affiliates as permitted under Section 9(c) of the attached Warrant), and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended or any applicable state securities laws.

        (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


________________________________________________________________________________
                                Certificate Name

        (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below.


                                        By: _______________________________
                                        Name: ____________________________
                                        Title: _____________________________
                                        Address:

                               Form of Assignment


For value received __________________ hereby sells, assigns and transfers unto
              _________________________________________________________________
              _________________________________________________________________
                        (Please print or typewrite name and address of Assignee)

warrants to purchase ________________________________(__________) shares of the
Common Stock of Timeline, Inc., represented by the within Warrant, and does hereby irrevocably constitute and appoint _________________________ Attorney to transfer the within Warrant on the books of the _____________, with full power of substitution on the premises.


Dated: ______________________


                                        By: _______________________________
                                        Name: ____________________________
                                        Title: _____________________________
                                        Address: